Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of April 15, 2015 (the “Effective Date”), by and between Altisource Portfolio Solutions S.A., a Luxembourg société anonyme (“Altisource” and, together with its subsidiaries and affiliates, the “Company”), and [   ], an employee of the Company (the “Employee”).

WHEREAS, The Company desires, by awarding the Employee restricted shares of its common stock, par value $1.00 per share (“Shares”), to further the objectives of the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). Capitalized terms used but not defined herein have the meanings set forth in the 2009 Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto have agreed, and do hereby agree, as follows:

1.                                      RESTRICTED STOCK AWARD

The Company hereby grants to the Employee, pursuant to and subject to the 2009 Plan, [   ] shares of Restricted Stock (the “Restricted Shares”), on the terms and conditions herein set forth (the “Restricted Stock Award”).

2.                                      VESTING OF RESTRICTED STOCK AWARD

A.                                    Vesting Schedule

The Restricted Shares will vest in three (3) equal annual increments commencing on the second anniversary of the Effective Date and continuing on the third and fourth anniversaries thereof. Except as provided in Section 2, Subsection B below, Restricted Shares will not vest unless the Employee is, at the time of vesting, an employee of the Company.

B.                                    Accelerated Vesting

Notwithstanding the vesting schedule provided in Section 2, Subsection A above:

(1)                       if, prior to the vesting of the entire Restricted Stock Award, the Employee’s employment is terminated by the Company without Cause, all unvested Restricted Shares shall vest thirty (30) days after termination of employment.

(2)                       if a Change of Control/Restructuring Event occurs:

(a)                                 on or prior to the six (6) month anniversary of the Effective Date, fifty percent (50%) of the Restricted Stock Award will vest on the Accelerated Vesting Date and the remaining fifty percent (50%) of the Restricted Stock Award remaining unvested will be immediately forfeited by the Employee;

(b)                                 after the six (6) month anniversary of the Effective Date but on or prior to the eighteen (18) month anniversary of the Effective Date, seventy-five percent (75%) of the Restricted Stock Award will vest on the Accelerated Vesting Date and the remaining twenty-five percent (25%) of the Restricted Stock Award remaining unvested will be immediately forfeited; or

(c)                                  after the eighteen (18) month anniversary of the Effective Date, one hundred percent (100%) of the Restricted Stock Award will vest on the Accelerated Vesting Date.

(3)                       If, prior to the vesting of the entire Restricted Stock Award, the Employee’s employment is terminated by reason of death or Disability, all unvested Restricted Shares shall immediately vest, subject to the requirement that the Employee has been employed with the Company for a period of at least two (2) years on the date of death or Disability.

3.                                      OWNERSHIP OF RESTRICTED SHARES; DIVIDENDS

A.                                    Ownership of Shares

Subject to the restrictions set forth in the Plan and this Award Agreement, Employee shall possess all incidents of ownership of the Restricted Shares granted hereunder, including, without limitation, but subject to Section 3, Subsection B below, the right to receive dividends with respect to such Restricted Shares (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, however, that any such dividends shall accrue, but only be delivered to Employee with respect to Restricted Shares that have vested, and such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Shares. Notwithstanding the foregoing, Employee shall have no right to vote the Restricted Shares unless and only to the extent the Restricted Shares have vested in accordance with this Agreement.

B.                                    Dividends

Any dividends with respect to Restricted Shares (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Shares with respect to which they are issued; (ii) shall herein be encompassed within the term “Restricted Shares”; (iii) shall be held by the Company for Employee prior to vesting; and (iv) shall be paid or otherwise released to Employee, without interest, promptly after the vesting of Restricted Shares with respect to which they were issued.

C.                                    Non-Transferability of the Restricted Stock Award

The Restricted Stock Award shall not be transferable otherwise than by will or by the applicable laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Restricted Stock Award may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Stock Award, shall be null and void and without effect.

4.                                      TERMINATION OF RESTRICTED STOCK AWARD

If, prior to vesting of the entire Restricted Stock Award, the Employee’s employment is terminated by the Company for Cause or is terminated by the Employee (including as a result of retirement), the Restricted Stock Award shall terminate and all unvested Restricted Shares shall be forfeited by the Employee as of the date of termination. In no event shall the granting of the Restricted Stock Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any of its subsidiaries.

5.                                      CONDITIONS UPON TERMINATION OF EMPLOYMENT

A.                                    For a period of two (2) years following the Employee’s departure from the Company, the Employee shall not (a) engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company, (b) solicit, directly or indirectly, any employee of the Company to leave the employ of the Company for employment, hire or engagement as an independent contractor elsewhere, (c) in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company, or (d) share, reveal or utilize any confidential and/or non-public information of the Company except as otherwise expressly permitted in writing by Company.

B.                                    For a period of two (2) years following the Employee’s departure from the Company, the Employee shall be available at reasonable times to provide information to the Company at the request of the Company’s management with respect to phases of the business with which he/she was actively connected during his/her employment, but such availability shall not be required during usual vacation periods or periods of illness or other incapacity or without reasonable compensation and cost reimbursement.

C.                                    In the event that the Employee fails to comply with any of the promises made in this Section 5, then in addition to and not in limitation of any and all other remedies available to the Company at law or in equity (a) Restricted Shares, to the extent then unvested, will be immediately forfeited by the Employee and returned to the Company and (b) the Employee will be required to immediately deliver to the Company an amount (in cash or in Shares) equal to the market value of any

Shares that have vested under the vesting schedule as of the date of such vesting (the “Share Value”) to the extent such Shares vested at any time from one hundred eighty (180) days prior to the date of termination of employment to one hundred eighty (180) days after the date when the Company learns that the Employee has not complied with any such promise. The Employee will deliver such Share Value amount to the Company on such terms and conditions as may be required by the Company. The Company will be entitled to enforce this repayment obligation by all legal means available, including, without limitation, to set off the Share Value amount and any other damage amount against any amount that might be owed to the Employee by the Company.

D.                                    The Employee acknowledges that in the event that the covenants made in this Section 5 are not fulfilled, the damage to the Company would be irreparable. The Company, in addition to any other remedies available to it, including, without limitation, the remedies set forth in Section 5, Subsection C above, shall be entitled to injunctive relief against the Employee’s breach or threatened breach of said covenants.

E.                                     Any determination by the Board of Directors with regard to Section 5, Subsection C and Section 5, Subsection D shall be conclusive.

F.                                      The Employee acknowledges that the Company would not have awarded the Restricted Shares to the Employee under this Agreement absent the Employee’s agreement to be bound by the covenants made in this Section 5.

6.                                      INCOME TAXES

A.                                    Generally

Except as provided in the next sentence, the Company shall withhold and/or receive the return of a number of Shares having a fair market value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares (with such withholding obligation determined based on any applicable minimum statutory withholding rates), in connection with the vesting of Restricted Shares. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in such method, Employee makes a Section 83(b) election pursuant to Section 6, Subsection B below, or the parties otherwise agree in writing, then the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring Employee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to Employee; and/or (iii) by allowing Employee to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by Employee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld. For these purposes, the fair market value of the Shares to be withheld or repurchased, as applicable, shall be determined using the opening price of the Shares on the date that the amount of tax to be withheld is to be determined.

B.                                    Section 83(b) Election.

Employee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Restricted Shares (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Shares. Employee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock Award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to Employee.

7.                                      CORPORATE TRANSACTIONS

If there shall be any change in the Shares, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin off of one or more subsidiaries or other change in the corporate structure, appropriate adjustments shall be made by the Company’s Board of Directors in its reasonable discretion (or if the Company is not the surviving company in any such transaction, the Board of Directors of the surviving company — with the Board of Directors of the Company and the surviving company collectively referred to in this Section 7 as the “Board”) in the aggregate number and kind of Shares subject to the 2009 Plan and the number and kind of Shares subject to the Restricted Stock Award. For the avoidance of doubt, in the event Employee remains employed with the separate company that results from a restructuring or transaction covered by this Section 7, for purposes of this Agreement, he/she will be deemed to remain employed as if he/she continued employment with the Company such that the employment termination provisions applicable to the Restricted Stock Award shall not be invoked unless and until his/her employment with such separate company shall terminate.

8.                                      PAYMENT OF EXPENSES AND COMPLIANCE WITH LAWS

The Company shall reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.                                      ADDITIONAL CONDITIONS

A.                                    Employee hereby represents and covenants that (a) any Share acquired upon the vesting of the Restricted Stock Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Employee of any Shares subject to the Restricted Stock Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

B.                                    The Restricted Stock Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Restricted Stock Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of the Shares hereunder, the Shares subject to the Restricted Stock Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company shall use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

10.                               DEFINITIONS

A.                                    As used herein, the term “Accelerated Vesting Date” shall mean the earlier to occur of the six (6) month anniversary of the Change of Control/Restructuring Date or the date of the termination of Employee’s employment without Cause following the Change of Control/Restructuring Date.

B.                                    As used herein, the term “Cause” shall mean, as reasonably determined by the Board (excluding the Employee, if he/she is then a member of the Board) either (i) any willful or grossly negligent conduct (including but not limited to fraud or embezzlement) committed by the Employee in connection with the Employee’s employment by the Company which conduct in the reasonable determination of the Board has had or will have a material detrimental effect on the Company’s business or (ii) the Employee’s conviction of, or entering into a plea of nolo contendere to, a felony involving fraud or embezzlement, whether or not committed in the course of the Employee’s employment with the Company. For avoidance of doubt, termination of employment as a result of a business reorganization or reduction in force will be deemed termination without Cause for purposes of the Restricted Stock Award.

C.                                    As used herein, “Change of Control/Restructuring Date” shall mean either the date which includes the “closing” of the transaction which makes a Change of Control/Restructuring Event effective if the Change of Control/Restructuring Event is made effective through a transaction which has a “closing” or the date a Change of Control/Restructuring Event is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change of Control/Restructuring Event is made effective other than through a transaction which has a “closing.”

D.                                    As used herein, a “Change of Control/Restructuring Event” shall mean (i)  the acquisition by any person or entity, or two or more persons and/or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), of outstanding shares of voting stock of the Company at any time if after giving effect to such acquisition, and as a result of such acquisition, such person(s) or entity(ies) own more than fifty percent (50%) of such outstanding voting stock, (ii) the sale in one or more transactions of substantially all of the Company’s assets to any person or entity, or two or more persons and/or entities acting in concert, or (iii) the merger, consolidation or similar transaction resulting in a reduction of the interest in the Company’s stock of the pre-transaction stockholders to less than fifty percent (50%) of the post-transaction ownership. To the extent the Employee’s employment agreement conflicts with the Change of Control/Restructuring Event definition set forth in the immediately preceding sentence, the Employee’s employment agreement will govern for purposes of this Agreement.

E.                                     As used herein, the term “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Board of Directors, renders the Employee unable to perform the essential functions of his employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than one hundred and eighty (180) days in any twelve (12) month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

11.                               AMENDMENT

In the event that the Company’s Board of Directors amends the 2009 Plan under the provisions of Section 9 of the 2009 Plan and such amendment shall modify or otherwise affect the subject matter of this Agreement, this Agreement shall, to that extent, be deemed to be amended by such amendment to the 2009 Plan. The Company shall notify the Employee in writing of any such amendment to the 2009 Plan and this Agreement as soon as practicable after its approval. Notwithstanding any other provision of this Agreement or the 2009 Plan, the Employee’s rights under this Agreement may not be amended in a way that materially diminishes the value of the award without the Employee’s consent to the amendment.

12.                               CONSTRUCTION

In the event of any conflict between the 2009 Plan and this Agreement, the provisions of the 2009 Plan shall control. This Agreement shall be governed in all respects by the laws of the State of Georgia. No provision of this Agreement shall limit in any way whatsoever any right that the Company may otherwise have to terminate the employment of the Employee at any time.

If any provision of this Agreement is held to be unenforceable, then this provision will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of this Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

13.                               ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Company and the Employee and supersedes all other discussions, correspondence, representations, understandings and agreements between the parties, with respect to the subject matter hereof.

14.                               HEADINGS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

15.                               CONFIRMING INFORMATION

By accepting this Agreement, either through electronic means or by providing a signed copy, the Employee (i) acknowledges and confirms that he/she has read and understood the 2009 Plan and this Agreement and (ii) acknowledges that acceptance through electronic means is equivalent to doing so by providing a signed copy.

16.                               WAIVER AND RELEASE OF EQUITY RIGHTS BY EMPLOYEE

AS A CONDITION PRECEDENT TO AND IN CONSIDERATION FOR THE COMPANY MAKING THIS AWARD, THE EMPLOYEE IRREVOCABLY WAIVES AND FOREVER RELEASES ANY AND ALL EXISTING CLAIMS TO ANY EQUITY-BASED COMPENSATION (INCLUDING ANY EQUITY APPRECIATION AWARDS, RIGHTS OR OPTIONS) ALLOCATED, ASSIGNED OR OTHERWISE ATTRIBUTED TO THE EMPLOYEE PRIOR TO THE EFFECTIVE DATE PURPORTING TO GIVE THE EMPLOYEE THE RIGHT TO BENEFIT FROM OR PARTICIPATE IN THE APPRECIATION OR INCREASE IN VALUE OF, OR PROFITS OR DIVIDENDS FROM, ANY DIVISION, BUSINESS UNIT OR OTHER SUB-DIVISION OF THE COMPANY OR

ANY SUBSIDIARY OF ALTISOURCE, INCLUDING WITHOUT LIMITATION, ANY PLAN TITLED OR STRUCTURED AS A DIVISION EQUITY APPRECIATION RIGHTS PLAN, BUSINESS UNIT EQUITY APPRECIATION RIGHTS PLAN, SHADOW STOCK PLAN, OR PROFIT SHARING PLAN. FOR PURPOSES OF CLARIFICATION, THE FOREGOING WAIVER AND RELEASE SHALL NOT APPLY TO ANY STOCK OPTION OR RESTRICTED STOCK AWARD FOR ALTISOURCE COMMON STOCK ISSUED PURSUANT TO THE 2009 PLAN, INCLUDING ANY RIGHTS IN STOCK OF OTHER COMPANIES RESULTING THEREFROM.

[SIGNATURE PAGE FOLLOWS]

I hereby agree to and accept the terms of this Agreement.

Employee

Signature

Altisource Portfolio Solutions S.A.

By:
Name:
Title:

Attested by:
Name: